UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December19, 2011

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580	54-1956515
(Commission File Number)	(IRS Employer
Identification No.)

3901 Stonecroft Boulevard
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement

On December 19, 2011, Intersections Inc. (“Intersections”) entered into Amendment No. 6 (the “Amendment”) to its Credit Agreement dated as of July 3, 2006 with Bank of America, N.A., as Administrative Agent, and the other lenders party thereto, as amended (the “Credit Agreement”).  The Amendment, which is effective December 13, 2011, extends the maturity date of the revolving loan under the Credit Agreement from December 31, 2011 to December 31, 2012, subject to the terms and conditions of the Credit Agreement.  The Amendment also changes the covenant that governs Intersections’ ability to make purchases under its stock repurchase program.  As amended, the Credit Agreement permits Intersections to make $20,000,000 in purchases in any fiscal year without the further consent of Bank of America.

The Credit Agreement consists of a revolving credit facility in the amount of $25,000,000, and a term loan facility that has been fully repaid and will expire on December 31, 2011, and is secured by substantially all of Intersections’ assets and a pledge by Intersections of stock and membership interests it holds in certain of its subsidiaries.

The foregoing description of Amendment No 6 to the Credit Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, as amended to date.

Item 9.01          Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1	Amendment No. 6 to Credit Agreement dated as of July 3, 2006 by and among Registrant, certain Subsidiaries thereof, Bank of America, N.A. and L/C Issuer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 20, 2011

INTERSECTIONS INC.

By:	/s/ John Scanlon
Name: John Scanlon
Title: Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 6 to Credit Agreement dated as of July 3, 2006 by and among Registrant, certain Subsidiaries thereof, Bank of America, N.A. and L/C Issuer